UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2007

The Center For Wound Healing, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-5137	87-0618831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

517 Route 1 South, Suite 3060, Iselin, NJ	08830
(Address of Principal Executive Offices)	(Zip Code)

(732) 726-3200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On October 4, 2007, holders of the majority of the voting power of the common stock of The Center For Wound Healing, Inc. (the “Company”) voted to amend the Company’s Articles of Incorporation to provide the holders (the “Debenture Holders”) of the Company’s 8% Secured Convertible Debentures (the “Debentures”) with the right to appoint a majority of the Company’s Board of Directors if (a) the Company fails to make an aggregate payment of $1,000,000 to the Debenture Holders on or prior to June 21, 2007, which consists of a $200,000 consent fee and a payment of $800,000 to be applied to reduce the outstanding principal amount of the Debentures, or (b) the Company fails to pay in full all outstanding principal, accrued interest and other fees and charges due under the Debentures on or prior to December 31, 2007. However, the Debenture Holders’ right to appoint a majority of the Company’s Board of Directors will be suspended until April 1, 2008 if, on or prior to December 31, 2007, the Company has paid the Debenture Holders the aggregate sum of $1,500,000, which will consist of a consent fee of $300,000 and a payment of $1,200,000 to be applied against the outstanding principal amount of the Debentures. This payment of $1,500,000 is exclusive of the $1,000,000 payment due by June 21, 2007. The maturity date of the Debentures is March 31, 2008. If the payments described in this paragraph are made and the Company pays in full all outstanding principal, accrued interest and other fees and charges due under the Debentures on or prior to March 31, 2008, the Debenture Holders will have no right to appoint a majority of the Company’s Board of Directors. If the Debenture Holders are entitled to, and do, exercise their right to appoint a majority of the Company’s Board of Directors, and the Company later pays in full all outstanding principal, accrued interest and other fees and charges due under the Debentures, the terms of office of all members of the Board of Directors appointed by the Debenture Holders shall immediately cease. This amendment of the Company’s Articles of Incorporation was requested by the Debenture Holders as part of a modification of the Debentures and certain related documents made by the Company in May 2007 and was approved by the Company’s Board of Directors, subject to stockholder approval, at that time.

On June 20, 2007, the Company made the aggregate payment of $1,000,000 referenced above to the Debenture Holders.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Center For Wound Healing, Inc.

October 9, 2007	By:	/s/ Andrew Barnett
	Name:	Andrew G. Barnett
	Title:	Chief Executive Officer and Chief Financial Officer